EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C: Submission of matters to a vote of Security holders.
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EXHIBIT A:


The proxy for the Special Meeting of Stockholders (held on February 24, 2000)is incorporated herein by reference to the DEFS14A filed on January 28, 2000.

The Cornerstone Strategic Return Fund, Inc.
Results of the Special Meeting of Stockholders Shareholders
Meeting.
A Special Meeting of Fund Stockholders was held on February 24, 2000. The following provides information concerning each matter voted on at the meeting and the number of affirmative votes and the number of negative votes cast with respect to each matter:

VOTES FOR        VOTES AGAINST    VOTES ABSTAINED     TOTAL VOTING
                                                          SHARES

I. Proposal to Approve a New Management Agreement between PIMCO
Advisors L.P. and the Fund.

4,996,974          114,460           23,508             5,134,943

II. Proposal to Approve a New Investment Advisory Agreement among PIMCO Advisors L.P., OpCap Advisors and the Fund.

5,001,011          113,686           20,245            5,134,943

III. Election of Directors

NOMINEE             VOTES FOR     VOTES ABSTAINED   TOTAL VOTING
                                                       SHARES

Edwin Meese, III   4,965,378        169,565          5,134,943
Scott B. Rogers    4,966,514        168,429          5,134,943


At June 30, 2000, in addition to Edwin Meese, III and Scott B.
Rogers, the other directors of the Fund were as follows:

Gary A. Bentz
Andrew Strauss
Ralph W. Bradshaw
Glenn W. Wilcox, Sr.
William A. Clark



The proxy for the Annual Meeting of Stockholders (held on June
27, 2000) is incorporated herein by reference to the DEF14A filed
May 18, 2000.

The Cornerstone Strategic Return Fund, Inc.
Results of the Annual Shareholders Meeting
The Fund's annual meeting of Stockholders was held on June 27, 2000. The following tables provide information concerning the matters voted on at the meeting:

I. Election of Directors

NOMINEE             VOTES FOR     VOTES ABSTAINED       TOTAL
                                                    VOTING SHARES

William A. Clark    4,930,410        280,896          5,211,305
Andrew Strauss      4,945,108        266,198          5,211,305


At June 30, 2000, in addition to William A. Clark and Andrew
Strauss, the other directors of the Fund were as follows:

Gary A. Bentz
Scott B. Rogers
Ralph W. Bradshaw
Glenn W. Wilcox, Sr.
Edwin Meese III

VOTES FOR      VOTES AGAINST     VOTES ABSTAINED      TOTAL VOTING
                                                        SHARES

II. Consideration of the Approval of the Investment Management
Agreement between the Fund and Clemente Capital, Inc.

4,871,445        300,957           38,904               5,211,305

III. Modification of the Fund's Fundamental Policies to Broaden the Scope of the Fund's Investment Strategy.

3,089,347      2,096,196           25,762               5,211,305

IV. Approval of and Amendment to the Fund's Articles of Incorporation to Change the Name of the Fund to "The
Cornerstone Strategic Return Fund, Inc."

4,704,206       483,439            23,660               5,211,305

V. Ratification of the Selection of PricewaterhouseCoopers LLP as the Independent Accountants of the Fund.

5,039,040       140,254           32,012                5,211,305



The proxy for the Annual Meeting of Stockholders (held on December 10, 1999) is incorporated herein by reference to the DEF14A filed on November 10, 1999.

The Central European Value Fund, Inc.
Annual Shareholders Meeting

The Fund's annual meeting of shareholders was held on December 10, 1999. Shareholders voted to elect/re-elect Gary A. Bentz, Leslie H. Gelb, Wendy W. Luers, and Glenn W. Wilcox, Sr. as Class I Directors to serve until the 2002 Annual Meeting; William A. Clark and Andrew Strauss as Class II Directors to serve until the 2000 Annual Meeting; and Ralph W. Bradshaw and Ronald G. Olin as Class III Directors to serve until the 2001 Annual Meeting. Shareholders also ratified the appointment of PricewaterhouseCoopers LLP as the Fund's independent accountants for the fiscal year ended August 31, 2000. The resulting vote count for each proposal is listed below:

1. Election of Directors:

                                 FOR               WITHHELD AUTHORITY

Directors to serve until 2000 Annual Meeting:
William A. Clark              4,519,779                  80,646
Andrew Strauss                4,484,279                 116,146

Directors to serve until 2001 Annual Meeting:
Ronald G. Olin                4,519,512                  80,913
Ralph W. Bradshaw             4,519,380                  81,045

Directors to serve until 2002 Annual Meeting:
Leslie H. Gelb                4,485,577                 114,848
Wendy W. Luers                4,483,668                 116,757
Gary A. Bentz                 4,519,779                  80,646
Glenn W. Wilcox, Sr.          4,480,915                 119,510

2. Ratification of appointment of PricewaterhouseCoopers LLP as the Fund's independent accountants:

   FOR                        AGAINST                  ABSTAIN

4,572,995                     17,885                    9,545

Resignation of Directors
On December 10, 1999, Paul Belica, Leslie H. Gelb, Wendy W. Luers and Luis Rubio resigned as directors of the Fund.